UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LogicMark, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2801 Diode Lane
Louisville, KY 40299
(502) 442-7911

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on May 22, 2024

The Notice of Annual Meeting, Proxy Statement
and Annual Report on Form 10-K are available at:
www.viewproxy.com/LGMK/2024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2024

To the Stockholders of LogicMark, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (“Annual Meeting”) of LogicMark, Inc., a Nevada corporation (the “Company”), will be held on May 22, 2024 at 11:00 a.m. (Eastern Time) in the offices of Sullivan & Worcester LLP at 1633 Broadway, 32nd Floor, New York, NY 10019. The Annual Meeting is being held for the following purposes:

1.	To elect five (5) members of the Company’s board of directors (the “Board”), each to serve until the next annual meeting of the Company’s stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal (“Proposal No. 1”);

2.	To consider and vote on a proposal to ratify the Board’s selection of BPM LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2024 (“Proposal No. 2”);

3.	To consider and act upon a non-binding advisory resolution on the compensation of the Company’s named executive officers (“Proposal No. 3”);

4.	To consider and act upon a non-binding advisory resolution on the frequency of the stockholders’ advisory resolution on the compensation of the Company’s named executive officers (“Proposal No. 4”);

5.	To approve, for purposes of Rule 5635(d) of The Nasdaq Stock Market LLC, the issuance of 20% or more of the outstanding shares of the Company’s common stock, par value, $0.0001 per share (“Common Stock”), upon exercise of the Company’s Series A-2 common stock purchase warrants (the “Series A-2 Warrants”) and the Company’s Series B-2 common stock purchase warrants (collectively, the “Warrants”), issued to certain holders (each, a “Holder”) pursuant to certain inducement agreements, dated as of November 21, 2024, by and between the Company and each Holder (“Proposal No. 5”); and

6.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice. Only stockholders of record of shares of Common Stock, stockholders of record of the Company’s Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), and stockholders of record of the Company’s Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), at the close of business on April 10, 2024 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Our Board of Directors recommends that you vote “FOR” each of the proposals.

All stockholders who are record or beneficial owners of shares of Common Stock, the one record holder of shares of Series C Preferred Stock and the one record holder of shares of Series F Preferred Stock on the Record Date are cordially invited to attend the Annual Meeting in person. Your vote is important regardless of the number of shares of Common Stock, Series C Preferred Stock and/or Series F Preferred Stock that you own. Only record or beneficial owners of the Common Stock, Series C Preferred Stock and/or Series F Preferred Stock as of the Record Date may attend the Annual Meeting in person. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stockholdings as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares of Common Stock, Series C Preferred Stock and/or Series F Preferred Stock. It will help in our preparations for the Annual Meeting if you would check the box on the form of proxy if you plan on attending the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Please be advised that if you are not a record or beneficial owner of shares of Common Stock, Series C Preferred Stock or Series F Preferred Stock on the Record Date, you are not entitled to vote and any proxies received from persons who are not record or beneficial owners of shares of Common Stock, Series C Preferred Stock or Series F Preferred Stock on the Record Date will be disregarded.

Louisville, Kentucky	By Order of the Board of Directors,

___________ , 2024
Mark Archer
Chief Financial Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

i

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

In this proxy statement (“Proxy Statement”), LogicMark, Inc., a Nevada corporation, is referred to as “LogicMark,” the “Company,” “we,” “us” and “our.”

Information Concerning the Proxy Materials and the Annual Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our board of directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m. (Eastern Time) on May 22, 2024 in the offices of Sullivan & Worcester LLP at 1633 Broadway, 32nd Floor, New York, NY 10019, and at any adjournment thereof. Your vote is very important. For this reason, our Board is requesting that you permit your shares of common stock, par value $0.0001 per share (the “Common Stock”), your shares of Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), and/or your shares of Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on April __, 2024, is being made available to stockholders on or about April ____, 2024. Copies of our Notice of Annual Meeting, Proxy Statement, and 2023 Annual Report will also be available at www.viewproxy.com/LGMK/2024.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to stockholders on or about ___________, 2024.

Only stockholders of record of our shares of Common Stock, Series C Preferred Stock and Series F Preferred Stock as of the close of business on April 10, 2024 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 2,196,612 shares of Common Stock were issued and outstanding, 10 shares of Series C Preferred Stock were issued and outstanding, held by one record holder and 106,333 shares of Series F Preferred Stock were issued and outstanding, held by one record holder. Holders of shares of Common Stock and the holder of the shares Series C Preferred Stock are entitled to one (1) vote per share for each share of Common Stock and share of Series C Preferred Stock held by them, respectively. The holder of shares of Series F Preferred Stock will be entitled to vote on an as-converted to Common Stock basis with respect to 2,040 votes for the shares of Series F Preferred Stock held by such holder (for further information, please see the section below titled “Security Ownership Of Certain Beneficial Owners And Management”). Stockholders may vote in person or by proxy; however, granting a proxy does not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Annual Meeting and voting in person.

Mark Archer is named as attorney-in-fact in the proxy. Mr. Archer is our Chief Financial Officer (“CFO”) and will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under “Voting Procedures and Vote Required.” Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Annual Meeting, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by our Board on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

The stockholders will consider and vote upon (i) a proposal to elect five (5) members of our Board, each to serve until the Company’s 2025 Annual Meeting of Stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal (“Proposal No. 1”); (ii) a proposal to ratify the Board’s selection of BPM LLP as our independent registered public accountants for the fiscal year ending December 31, 2024 (“Proposal No. 2”); (iii) a proposal to consider and act upon a non-binding advisory resolution on the compensation of the Company’s named executive officers (“Proposal No. 3”); (iv) a proposal to consider and act upon a non-binding advisory resolution on the frequency of the stockholders’ advisory resolution on the compensation of the Company’s named executive officers (the “Proposal No. 4”); and (v) a proposal to approve, for purposes of Rule 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq”), the issuance of 20% or more of our outstanding shares of Common Stock upon exercise of (a) the Company’s Series A-2 common stock purchase warrants, (the “Series A-2 Warrants”), and (b) the Company’s Series B-2 common stock purchase warrants (the “Series B-2 Warrants” and collectively with the Series A-1 Warrants, the “Warrants”), issued to certain holders (each, a “Holder”) pursuant to certain inducement agreements, dated as of November 21, 2024, by and between the Company and each Holder (“Proposal No. 5”). Stockholders also will consider and act upon such other business as may properly come before the Annual Meeting.

Voting Procedures and Vote Required

Mr. Archer will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting. The presence, in person or by proxy, of at least one-third (1/3) of the issued and outstanding shares of Common Stock, Series C Preferred Stock and Series F Preferred Stock, in the aggregate, entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies which contain an abstention and “broker non-vote” shares (described below) are counted as present for purposes of determining the presence of a quorum for the Annual Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.

Vote Required for Election of Directors (Proposal No. 1).

Our articles of incorporation, as amended (the “Articles of Incorporation”), does not authorize cumulative voting. Nevada law and our bylaws (the “Bylaws”) provide that directors are to be elected by a plurality of the votes cast by holders of the shares of Common Stock, Series C Preferred Stock and Series F Preferred Stock, in the aggregate. This means that the five (5) candidates receiving the highest number of votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required for Ratification of Independent Registered Public Accountants (Proposal No. 2).

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Articles of Incorporation, our Bylaws or applicable law), the affirmative vote of a majority of all votes cast by the holders of shares of stock entitled to vote will be required for approval. Accordingly, the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock, Series C Preferred Stock and Series F Preferred Stock, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to ratify the Board’s selection of BPM LLP as our independent registered public accountants for the fiscal year ending December 31, 2024. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 2.

Vote Required for the Advisory Resolution on the Compensation of the Company’s Named Executive Officers (Proposal No. 3).

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Articles of Incorporation, our Bylaws or applicable law), the affirmative vote of a majority of all votes cast by the holders of shares of stock entitled to vote will be required for approval. Accordingly, the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock, Series C Preferred Stock and Series F Preferred Stock, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to approve the advisory resolution on the compensation of the Company’s named executive officers. This proposal is non-binding on the Company and the Board. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 3.

Vote Required for the Advisory Resolution on the Frequency of the Stockholders’ Advisory Resolution on the Compensation of the Company’s Named Executive Officers (Proposal No. 4).

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the SEC’s rules promulgated thereunder provides that not less frequently than once every 6 years, we must provide our stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers.  For this proposal, a stockholder may: (i) vote in favor of every 1 YEAR as the frequency that future advisory votes on executive compensation are held, (ii) vote in favor of every 2 YEARS as the frequency that future advisory votes on executive compensation are held; (iii) vote in favor of every 3 YEARS as the frequency that future advisory votes on executive compensation are held, or (iv) “ABSTAIN” from voting on the proposal. Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by applicable law, our Articles of Incorporation or our Bylaws), the affirmative vote of a majority of all votes cast by the holders of shares of stock entitled to vote will be required for approval. Our Articles of Incorporation do not require cumulative voting. Accordingly, the frequency receiving the highest number of votes at the Annual Meeting will be the frequency selected for the resolution approved by our stockholders. Only shares that are voted in favor of a particular frequency will be counted. Shares present at the Annual Meeting that are not voted for a particular frequency or shares present by proxy where the stockholder properly abstained from voting for such frequency will not be counted toward such frequency’s achievement of a plurality. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 4.

Vote Required for the Approval of the Issuance of Common Stock Upon Exercise of the Warrants (Proposal No. 5).

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Articles of Incorporation, our Bylaws or applicable law), the affirmative vote of a majority of all votes cast by the holders of shares of stock entitled to vote will be required for approval. Accordingly, the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock, Series C Preferred Stock and Series F Preferred Stock, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to approve the issuance of Common Stock upon exercise of the Warrants. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 5.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are not counted in tabulating the voting result for any particular proposal where the voting standard calls for the approval of “a plurality of the votes cast” and such shares that constitute broker non-votes are not considered entitled to vote; however, broker non-votes are counted in tabulating the voting result for any particular proposal where the voting standard calls for the approval of “a majority of shares outstanding and entitled to vote on the matter,” and such shares that constitute broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum.

The vote on Proposals 1, 3, 4, and 5 are considered “non-routine” and the vote on Proposal 2 is considered “routine”.

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions only have an effect on the outcome of any matter being voted on that requires a certain level of approval based on our total voting stock outstanding. Thus, abstentions will have no effect on any of the proposals.

Votes at the Annual Meeting will be tabulated by one or more inspectors of election appointed by the Chief Financial Officer.

Stockholders will not be entitled to dissenter’s rights with respect to any proposal to be considered and voted on at the Annual Meeting.

Delivery of Documents to Stockholders Sharing an Address

We will send only one set of Annual Meeting materials and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Annual Meeting materials to a stockholder at a shared address to which a single copy of the Annual Meeting materials was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Annual Meeting materials to the Company at Corporate Secretary, 2801 Diode Lane, Louisville, KY 40299, telephone: (502) 442-7911, email: legal@logicmark.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 10, 2024, information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding voting securities;

●	each of our named executive officers;

●	each of our directors; and

●	all of our named executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock, Series C Preferred Stock or Series F Preferred Stock within sixty (60) days of April 10, 2024. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the holders named in the table below have sole voting and investment power with respect to all shares of Common Stock, Series C Preferred Stock or Series F Preferred Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock, Series C Preferred Stock and Series F Preferred Stock held by each holder or group of holders named above, any shares of Common Stock, Series C Preferred Stock or Series F Preferred Stock that such holder or holders has the right to acquire within sixty (60) days of April 10, 2024 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other holder. The presentation of the shares of Common Stock and Series C Preferred Stock on the following table reflects the Company’s reverse stock splits of its Common Stock and Series C Preferred Stock that were effected on April 21, 2023. The inclusion herein of any shares of Common Stock, Series C Preferred Stock or Series F Preferred Stock listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of each beneficial owner listed in the table below is c/o LogicMark, Inc., 2801 Diode Lane, Louisville, KY 40299.

	Shares Beneficially Owned
	Common Stock		Series C Preferred Stock		Series F Preferred Stock		% Total Voting
Name of Beneficial Owner	Shares(1)	%(1)	Shares	%	Shares	%	Power(1)(2)
Non-Director or Officer 5% Stockholders:
Anson Investments Master Fund LP(3)	162,047	6.87%	-	-	-	-	6.86%
Alpha Capital Anstalt(4)	191,356	8.34%	-	-	106,333	100%	8.33%
Giesecke+Devrient Mobile Security America, Inc.(5)	-	-	10	100%	-	-	*

Directors and Executive Officers:
Chia-Lin Simmons, Chief Executive Officer and Director(6)	131,736	6.00%	-	-	-	-	6.00%
Mark Archer, Chief Financial Officer(7)	28,811	1.31%	-	-	-	-	1.31%
Robert Curtis, Director(8)	38,012	1.70%	-	-	-	-	1.70%
John Pettitt, Chairman(9)	35,755	1.60%	-	-	-	-	1.60%
Barbara Gutierrez, Director(10)	35,528	1.59%	-	-	-	-	1.59%
Carine Schneider, Director(11)	17,418	*	-	-	-	-	*
Directors and Executive Officers as a Group (6 persons)	287,260	12.37%	-	-	-	-	12.36%

*	Less than 1%

(1)	The number of shares owned and the beneficial ownership percentages set forth in these columns are based on 2,196,612 shares of Common Stock issued and outstanding as of April 10, 2024. Shares of Common Stock issuable pursuant to options, preferred stock or warrants currently exercisable or exercisable within sixty (60) days are considered outstanding for purposes of computing the percentage beneficial ownership of the holder of such options, preferred stock, or warrants; they are not considered outstanding for purposes of computing the percentage of any other stockholder. Exercises of certain warrants and conversions of certain shares of preferred stock held by certain stockholders listed above are subject to certain beneficial ownership limitations, which provide that a holder of such securities will not have the right to exercise or convert any portion of such securities, as applicable, if such holder, together with such holder’s affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days’ prior notice to the Company, such holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding (each such limitation, a “Beneficial Ownership Limitation”). As a result, the number of shares of Common Stock reflected in these columns as beneficially owned by the applicable stockholders includes (a) any outstanding shares of Common Stock held by such stockholder, and (b) if any, the securities convertible into or exercisable for shares of Common Stock that may be held by such stockholder, in each case which such stockholder has the right to acquire as of April 10, 2024 and without such holder or any of such holder’s affiliates beneficially owning more than 4.99% or 9.99%, as applicable, of the number of outstanding shares of Common Stock as of April 10, 2024.

(2)	Percentage of total voting power represents voting power with respect to all shares of Common Stock, Series C Preferred Stock and Series F Preferred Stock. The holders of our Common Stock and Series C Preferred Stock are entitled to one vote per share. The holders of our Series F Preferred Stock vote on an as-converted to Common Stock basis.

(3)	Beneficial ownership includes (i) the Company’s Series B-1 common stock purchase warrants exercisable for up to an aggregate of 75,000 shares of Common Stock, which are subject to a 4.99% Beneficial Ownership Limitation, (ii) warrants exercisable for up to an aggregate of 33,896 shares of Common Stock, which are subject to a 4.99% Beneficial Ownership Limitation, and (iii) warrants exercisable for up to an aggregate of 53,151 shares of Common Stock, which are subject to a 9.99% Beneficial Ownership Limitation, assuming such warrants are exercised subsequent to the exercise of the warrants for shares of Common Stock described in (i) and (ii) above and such shares remain held. Shares of Common Stock beneficially owned exclude the Company’s Series B-2 common stock purchase warrants exercisable for up to 75,000 shares of Common Stock, which remains contingent on the Company’s stockholders approving the issuance of such Series B-2 common stock purchase warrants pursuant to the inducement agreement entered into between the Company and such holder in November 2023. Anson Advisors Inc. (“AAI”) and Anson Funds Management LP (“AFM”, and together with AAI, “Anson”) are the co-investment advisers of Anson Investments Master Fund LP (“AIMF”). Anson holds voting and dispositive power over the securities held by AIMF. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of AFM. Moez Kassam and Amin Nathoo are directors of AAI. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of the AIMF is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(4)	Beneficial ownership includes an aggregate of 92,816 shares of Common Stock as well as an aggregate of (i) 17,677 shares of Common Stock issuable in any combination upon exercise of all such holder’s warrants and shares of Series F Preferred Stock, as a result of the 4.99% Beneficial Ownership Limitation in such warrants and shares of Series F Preferred Stock and (ii) an aggregate of 80,862 shares of Common Stock issuable in upon exercise of such holder’s warrants subject to a 9.99% Beneficial Ownership Limitation. Beneficial ownership excludes an aggregate of 2,414 shares of Common Stock issuable in any combination upon the exercise of such holder’s warrants and shares of Series F Preferred Stock as a result of the triggering of such 4.99% Beneficial Ownership Limitations. Konrad Ackermann has voting and investment control over the securities held by Capital Anstalt. The principal business address of Alpha Capital Anstalt is Altenbach 8 -9490 Vaduz, Principality of Liechtenstein.

(5)	Giesecke+Devrient Mobile Security America, Inc. (“G&D”) is the sole holder of our Series C Preferred Stock and thus has 100% of the voting power of our outstanding shares of Series C Preferred Stock, which have the same voting rights as our shares of Common Stock (one vote per share). The address for G&D is 45925 Horseshoe Drive, Dulles, VA 20166.

(6)	Represents (i) 13,328 shares of restricted stock granted outside the 2013 Long Term Incentive Plan (“2013 LTIP”) and the 2017 SIP, which vest over a period of 48 months, with one quarter on the anniversary of the grant and 1/16 each subsequent quarter until all shares have vested, so long as Ms. Simmons remains in the service of the Company, (ii) 10,208 shares of restricted stock granted under the 2013 LTIP, which shares vest over a period of three (3) years commencing on January 3, 2022, with 1,702 shares having vested on July 3, 2022, and thereafter, 850 shares to vest on the first day of each subsequent quarter until the entire award has vested, so long as Ms. Simmons remains in the service of the Company for each such quarter, (iii) 62,000 shares of restricted stock granted pursuant to the Company’s 2023 Stock Incentive Plan (“2023 SIP”), which shares vest over a period commencing on July 3, 2023, with 1/4 of such shares to vest on July 3, 2024, and thereafter, 1/16 of such shares to vest on the first day of each subsequent three-month period until the entire award has vested, so long as Ms. Simmons remains in the service of the Company for each such quarter, and (iv) 46,200 shares of restricted stock granted pursuant to the 2023 SIP, which shares vest over a period commencing on April 3, 2024, with 1/4 of such shares to vest on April 3, 2025, and thereafter, 1/16 of such shares to vest on the first day of each subsequent three-month period until the entire award has vested, so long as Ms. Simmons remains in the service of the Company for each such quarter.

(7)	Represents (i) 6,470 shares of restricted stock granted outside the 2013 LTIP and the 2017 SIP, which vest over a period of 48 months, with one quarter on the anniversary of the grant and 1/16 each subsequent quarter until all shares have vested, so long as Mr. Archer remains in the service of the Company; and (ii) 22,000 shares of restricted stock granted pursuant to the 2023 SIP, which vest commencing on July 3, 2023, with 1/4 of such shares to vest on July 3, 2024, and thereafter, 1/16 of such shares to vest on the first day of each subsequent three-month period until the entire award has vested, so long as Mr. Archer remains in the service of the Company for each such quarter. In addition, FLG Partners, LLC (“FLG Partners”), of which Mr. Archer is a partner, was granted (i) 341 restricted shares of Common Stock outside the 2013 LTIP and the 2017 SIP, which vested one quarter on July 15, 2022, with subsequent vesting at 6.25% for each three-month period thereafter, and (ii) 1,100 restricted shares of Common Stock, pursuant to the 2023 SIP, which vest commencing on July 3, 2023, with 1/4 of such shares to vest on July 3, 2024, and thereafter, 1/16 of such shares to vest on the first day of each subsequent three-month period until the entire award has vested. Mr. Archer disclaims beneficial ownership of such shares of Common Stock granted to FLG Partners.

(8)	Includes stock options exercisable for 36,630 shares of Common Stock at a weighted exercise price of $4.79 per share.

(9)	Consists of stock options exercisable for 35,755 shares of Common Stock at a weighted average exercise price of $2.54 per share.

(10)	Consists of stock options exercisable for 35,528 shares of Common Stock at a weighted average exercise price of $2.28 per share.

(11)	Includes stock options exercisable for 16,918 shares of Common Stock at a weighted average exercise price of $1.02 per share.

ELECTION OF DIRECTORS

(Proposal No. 1)

The following individuals have been nominated as members of our Board, each to serve until the Company’s 2025 Annual Meeting of Stockholders, until each of their respective successors are elected and qualified or until each of their earlier resignation or removal. Pursuant to Nevada law and our Bylaws, directors are to be elected by a plurality of the votes of the shares cast by holders present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the five (5) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

Following is information about each nominee, including biographical data for at least the last five (5) years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Director Since
Chia-Lin Simmons	51	June 14, 2021
Robert Curtis	69	July 25, 2018
John Pettitt	61	March 15, 2022 (June 3, 2022 as Chairman of the Board)
Barbara Gutierrez	61	May 17, 2022
Carine Schneider	60	October 27, 2023

Chia-Lin Simmons, President, Chief Executive Officer and Director

Chia-Lin Simmons has served as the President and Chief Executive Officer (“CEO”) and a director of the Company since June 14, 2021. From 2016 to June 2021, Ms. Simmons served as the CEO and co-founder of LookyLoo, Inc., an artificial intelligence social commerce company. Ms. Simmons served as a member of the Board of Directors for Servco Pacific Inc., a global automotive and consumer goods company with businesses in mobility, automotive distribution and sales, and entertainment from 2017 to 2022 and currently serves as a member of its investment board. She is also a member of the Board of Directors of New Energy Nexus, an international organization that supports clean energy entrepreneurs with funds, accelerators and networks as well as a member of the Board of Directors for Chromocell, a biotech company developing treatments for chronic pain. From 2014 to 2016, Ms. Simmons served as Head of Global Partner Marketing at Google Play, prior to which, between 2010 and 2014, she served as VP of Marketing & Content for Harman International. She has served as a senior executive or VP at a number of companies, including VP of Strategic Alliances at Audible / Amazon as well as Director of Business Development at AOL / Time Warner. Ms. Simmons received her B.A. in Communications, Magna cum Laude and Phi Beta Kappa, from the University of California, San Diego in 1995. She also received her M.B.A. from Cornell University in 2002, where she was a Park Leadership Fellow, and her J.D. from George Mason University in 2005, and is currently a licensed attorney in the State of New York. The Company believes that Ms. Simmons’ broad technology industry expertise, her experience in product development and launch, and her role as CEO give her the qualifications and skills to serve as a member of the Board.

Robert Curtis, Director

Robert Curtis, has served as a director of the Company since July 25, 2018. Dr. Curtis is a 36-year veteran in the biosciences industry. Since 2012, Dr. Curtis has served as a consultant to emerging technology companies in his role at Curtis Consulting & Communications, LLC. From 2014 to 2016, he served as the Executive Chairman and Director of the Trudeau Institute in Saranac Lake, New York and prior to that position, he was Chief Executive Officer of the Regional Technology Development Corporation from 2007 to 2012, a non-profit organization in Woods Hole, Massachusetts, where he was responsible for identifying and commercializing technology from the Marine Biological Laboratory and the Woods Hole Oceanographic Institute. Prior to such roles, Dr. Curtis has been a founder and the CEO of several companies, including HistoRx, Inc., a tissue proteomics company, Cape Aquaculture Technologies, Inc., which developed enhanced non-genetically modified fish, and Lion Pharmaceuticals/Phoenix Drug Discovery LLC, which developed and commercialized university-based technology from some of the leading biomedical institutions in the world. He assisted in the founding of Environmental Operating Solutions, Inc., which applied denitrification technology to wastewater, and which was sold in 2017. He was a co-founder of and CEO of CombiChem, Inc., which was sold to Dupont Pharmaceuticals, and served as founding President and CEO of MetaMorphix, Inc., a joint venture between Genetics Institute, Inc. and The Johns Hopkins School of Medicine. Prior to these entrepreneurial endeavors, Dr. Curtis held senior management positions at Pharmacopeia, Inc., Cambridge Neuroscience, Inc., and Pfizer, Inc. He also served as Assistant Professor of Pharmacy Practice at the University of Illinois Medical Center in Chicago. He currently serves on the Board or as an advisor to a number of private entrepreneurial companies and has served as judge for the annual MIT $100K Business Plan Entrepreneurial Award. He is Chairman of Fundraising for the Falmouth Commodores of the Cape Cod Baseball League. Dr. Curtis holds a BS in Pharmacy from the Massachusetts College of Pharmacy, a Pharm.D. from the University of Missouri, and an MBA from Columbia University.

Dr. Curtis’ significant experience in the biosciences, healthcare, and technology sector as well as his operational background gives him the qualifications and skills necessary to serve as a director of our Company.

John Pettitt, Chairman of the Board

John Pettitt has served as a director of the Company since March 15, 2022 and as Chairman of the Board since June 3, 2022. Since October 2017, Mr. Pettitt has served as senior staff software engineer at Google LLC (“Google”), focusing on software development and software engineering management. Prior to his role at Google, Mr. Pettitt served as chief technology officer at Relay Media Inc., a mobile content optimization company, where he focused on software development for digital media, from 2015 until it was acquired by Google in October 2017. Mr. Pettitt has 39 years of experience in communication and e-commerce. An internet pioneer since 1983, Mr. Pettitt has been a founder and chief technology officer of multiple successful companies, including: Specialix PLC, a manufacturer of communications and networking hardware, which was acquired by Pearl Systems; software.net, the first internet app store and an e-commerce pioneer, currently known as Beyond.com, which became a publicly traded company and was later acquired by Digital River; CyberSource, a world-leading payments and fraud detection company, which became a publicly traded company and was later acquired by Visa; and Relay Media Inc. In addition, Mr. Pettitt has been awarded multiple foundational patents relating to e-commerce, fraud detection and content distribution and management. We believe that Mr. Pettitt brings a deep technical understanding of hardware and software, combined with a strong entrepreneurial track record, which background gives him the qualifications and skills necessary to serve as a director.

Barbara Gutierrez, Director

Barbara Gutierrez has served as a director of the Company since May 17, 2022. Ms. Gutierrez began her career in public accounting and has directed and improved the financial operations of public, private equity, and privately held companies, with extensive experience with capital transactions like initial public offerings, capital raises, and merger and acquisition transactions. She currently serves as the Chief Financial Officer of Modivcare, Inc (Nasdaq: MODV) and previously served as CFO of InnovAge Holding Corp. (Nasdaq: INNV) from 2017 to 2023. She has served as Chief Financial Officer and Chief People Services Officer for Hero DVO, LLC and in senior leadership roles at Strad Energy Services, Jones Knowledge Group, PhyCor, and HealthOne. She has also served as a board member of Jones International University, Camp Fire Girls of Colorado (where she served as treasurer of the Board), and corporate secretary for Strad Energy Services, a TSX-traded company. Ms. Gutierrez is a graduate, magna cum laude, of the University of Denver, and is a certified public accountant and chartered global management accountant. Ms. Gutierrez is qualified to serve on the Board because she is an accomplished leader with more than 30 years of experience in executive and financial leadership roles with high growth, entrepreneurial companies in a range of industries.

Carine Schneider, Director

Carine Schneider has served as director of the Company since October 27, 2023. She is an experienced and well-connected leader and author in the private market and global compensation industry with deep experience working in consulting, technology & financial services. Ms. Schneider is a co-founder of Compass Equity Strategic Advisors, a strategic advisory firm, based in Menlo Park, California. She was named one of the 100 Influential Women in Silicon Valley by the Silicon Valley Business Journal (2017), one of “17 Women to Watch” in 2017 by Brown Brothers Harriman Center on Women and Wealth and received the 2019 ProShare Award for Services to Employee Share Ownership. In March 2022 she was named one of the 20 Most Inspiring Women Leaders by Women Leaders Magazine. In 2021, she published her first book, “The Democratization of the Private Market”. Ms. Schneider was formerly the President, Nasdaq Private Market (NPM), CEO of Certent, founder and CEO of Global Shares, Partner at PwC, Director of Strategic Planning with Morgan Stanley, President of AST Private Company Solutions, Inc. and was the Leader of the Global Stock Plan Services at Towers Watson. Ms. Schneider served on the Board of Directors of Certent, Global Shares and The Professional Business Women of California (PBWC). In 1992, Ms. Schneider was the founding Executive Director of the National Association of Stock Plan Professionals (NASPP). In 1999, Ms. Schneider founded the Global Equity Organization (GEO). Ms. Schneider has served as Chair Emeritus in for GEO since July 2017. Ms. Schneider was also a founding Board Member of the Santa Clara University CEP Program, having served as its Chair twice. Ms. Schneider started her career in 1985 and worked as a Manager of Shareholder Relations at Oracle Corporation from September 1985 to May 1988, where she assisted in the initial public offering and managed all aspects of the company’s various stock plans. Ms. Schneider speaks Dutch and English. She received her degree in Psychology & Sociology from the University of California in 1985. She served as president and a member of the board of directors of AST Private Company Solutions, Inc. from June 2, 2019 to June 15, 2023. Ms. Schneider was a partner at Nua Group, LLC from July 1, 2017 to December 13, 2018. She is a frequent speaker at conferences around the world, including President Obama’s 2016 Global Entrepreneurial Summit. She was invited to join the inaugural class of Fellow Global Equity (FGE) in 2019. We believe that Ms. Schneider is qualified to serve on the Board because she has significant financial expertise, consulting, global compensation, entrepreneurial, and technological expertise.

Required Vote

Our Articles of Incorporation does not authorize cumulative voting. Nevada law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares cast on the election of directors. This means that the five (5) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

At the Annual Meeting a vote will be taken on a proposal to approve the election of the five (5) director nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THE ELECTION OF THE FIVE (5) DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the CEO and other key executives and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until our next Annual Meeting of Stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director.

Director Independence

The Board currently consists of five (5) members: Chia-Lin Simmons, Robert Curtis, John Pettitt, Carine Schneider and Barbara Gutierrez. All of our directors listed as nominees in Proposal No. 1 will serve until our next Annual Meeting of Stockholders and until each of their respective successors are duly elected and qualified.

As we are listed on the Nasdaq Capital Market, our determination of the independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of The Nasdaq Stock Market LLC (“Nasdaq”). Our Board affirmatively determined that Mr. Pettitt, Dr. Curtis and Ms. Gutierrez are “independent directors”, as that term is defined in the Marketplace Rules of Nasdaq (the “Nasdaq Rules”).

Board Composition and Diversity

The following table sets forth certain diversity statistics as self-reported by the current members of the Board. Each of the categories listed in the below table has the meaning as it is used in the Nasdaq Rules.

Board Diversity Matrix for LogicMark, Inc. (As of April 10, 2024)
Total Number of Directors	5

	Female	Male
Part I: Gender Identity
Directors	3	2
Part II: Demographic Background
African American or Black	—	—
Alaskan Native or Native American	—	—
Asian	1	—
Hispanic or Latinx	—	—
Native Hawaiian or Pacific Islander	—	—
White	2	2
Two or More Races or Ethnicities	—	—

Board Meetings and Attendance

During the 2023 fiscal year, the Board held five (5) meetings, which were attended by directors either in person or virtually. Other than Barbara Gutierrez who did not attend one meeting, no incumbent director attended fewer than 100% of all Board meetings for which at the time of the meeting they were a member of the Board. The Board also approved certain actions by unanimous written consent.

Annual Meeting Attendance

All of the Company’s six (6) then-sitting directors attended our 2023 Annual Meeting of Stockholders (“2023 Annual Meeting”), either in person in the offices of Sullivan & Worcester LLP at 1633 Broadway, 32nd Floor, New York, NY 10019 on December 20, 2023 or virtually.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board, the non-management directors, or with an individual Board member may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: c/o Chia-Lin Simmons, CEO, LogicMark, Inc., 2801 Diode Lane, Louisville, KY 40299. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Board Committees

Our Board has an audit committee (“Audit Committee”), a compensation committee (“Compensation Committee”) and a corporate governance and nomination committee (“Corporate Governance and Nomination Committee”). Each committee has a charter, which is available on our website at www.logicmark.com. Information contained on our website is not incorporated herein by reference. Each of the Board committees has the composition and responsibilities described below. As of April 10, 2024, the members of such committees are:

Audit Committee — Barbara Gutierrez*(1), Robert Curtis and John Pettitt

Compensation Committee — Carine Schneider*, Robert Curtis and John Pettitt

Corporate Governance and Nomination Committee — Robert Curtis*, Barbara Gutierrez and Carine Schneider

*	Indicates Committee Chair

(1)	Indicates Audit Committee Financial Expert

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of our Audit Committee are Barbara Gutierrez, Robert Curtis and John Pettitt. Mr. Pettitt, Dr. Curtis and Ms. Gutierrez are each “independent” within the meaning of Rule 10A-3 under the Exchange Act and Nasdaq Rules. Our Board has determined that Ms. Gutierrez shall serve as “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. In addition, Ms. Gutierrez serves as Chairperson of the Audit Committee.

The Audit Committee oversees our corporate accounting and financial reporting process and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The responsibilities of the Audit Committee include, among other matters:

●	Selecting and recommending to our Board the appointment of an independent registered public accounting firm and overseeing the engagement of such firm;

●	Approving the fees to be paid to the independent registered public accounting firm;

●	Helping to ensure the independence of our independent registered public accounting firm;

●	Overseeing the integrity of our financial statements;

●	Preparing an audit committee report as required by the SEC to be included in our annual proxy statement;

●	Reviewing major changes to our auditing and accounting principles and practices as suggested by our Company’s independent registered public accounting firm, internal auditors (if any) or management;

●	Reviewing and approving all related party transactions;

●	Reviewing our significant risks or exposures, including the policies to govern the process by which risk assessment and risk management is implemented including, without limitation, policies relating to cybersecurity; and

●	Overseeing our compliance with legal and regulatory requirements.

In 2023, the Audit Committee held four (4) electronic or virtual meetings, at which all of the members of the then current Audit Committee were present.

The Audit Committee operates under a written charter adopted by the Board that satisfies the applicable standards of Nasdaq.

Compensation Committee

The members of the Compensation Committee are Robert Curtis, John Pettitt and Carine Schneider. Mr. Pettitt, Dr. Curtis, and Ms. Schneider are each “independent” within the meaning of the Nasdaq Rules. In addition, each member of the Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the Board in the discharge of its responsibilities relating to the compensation of the members of the Board and our executive officers. Ms. Schneider serves as Chairperson of the Compensation Committee.

The Compensation Committee’s compensation-related responsibilities include:

●	Assisting our Board in developing and evaluating potential candidates for executive positions and overseeing the development of executive succession plans;

●	Reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our CEO;

●	Reviewing, approving and recommending to our Board on an annual basis the evaluation process and compensation structure for our other executive officers;

●	Providing oversight of management’s decisions concerning the performance and compensation of other company officers, employees, consultants and advisors;

●	Reviewing our incentive compensation and other stock-based plans and recommending changes in such plans to our Board as needed, and exercising all the authority of our Board with respect to the administration of such plans;

●	Reviewing and recommending to our Board the compensation of independent directors, including incentive and equity-based compensation; and

●	Selecting, retaining and terminating such compensation consultants, outside counsel and other advisors as it deems necessary or appropriate.

In 2023, the Compensation Committee held six (6) electronic or virtual meetings, at which all of the members of the then current Compensation Committee were present.

The Compensation Committee operates under a written charter adopted by our Board that satisfies the applicable standards of Nasdaq.

Corporate Governance and Nomination Committee

The members of the Corporate Governance and Nomination Committee are Robert Curtis, Barbara Gutierrez and Carine Schneider. Dr. Curtis, and Mses. Gutierrez and Schneider are each “independent” within the meaning of the Nasdaq Rules. In addition, each member of the Corporate Governance and Nomination Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. One of the main purposes of the Corporate Governance and Nomination Committee is to recommend to the Board nominees for election as directors and persons to be elected to fill any vacancies on the Board, develop and recommend a set of corporate governance principles and oversee the performance of the Board. Dr. Curtis serves as Chairman of the Corporate Governance and Nomination Committee.

The Corporate Governance and Nomination Committee is responsible for, among other objectives, making recommendations to the Board regarding candidates for directorships; overseeing the evaluation of the Board; reviewing developments in corporate governance practices; developing a set of corporate governance guidelines; and reviewing and recommending changes to the charters of other Board committees. In addition, the Corporate Governance and Nomination Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

The Corporate Governance and Nomination Committee has not adopted a formal policy with regard to consideration of director candidates recommended by security holders. For vacancies which are anticipated on the Board, the Corporate Governance and Nomination Committee intends to seek out and evaluates potential candidates from a variety of sources that may include recommendations by security holders, members of management and the Board, consultants and others. The minimum qualifications for potential candidates for the Board include demonstrated business experience, decision-making abilities, personal integrity and a good reputation. While diversity is not a leading factor in the Corporate Governance and Nomination Committee’s evaluation of potential candidates and there is no formal policy for considering diversity when nominating a potential director, it is a consideration that is evaluated along with other qualifications of potential candidates. In light of the foregoing, it is believed that a formal, written policy and procedure with regard to consideration of director candidates recommended by security holders is not necessary in order for the Corporate Governance and Nomination Committee to perform its duties. The Corporate Governance and Nomination Committee identifies and recommends to the Board individuals qualified to serve as directors of the Company, advises the Board with respect to its committees’ composition, oversees the evaluation of the Board, and oversees other matters of corporate governance.

The Corporate Governance and Nomination Committee operates under a written charter adopted by our Board that satisfies the applicable standards of Nasdaq.

In 2023, the Corporate Governance and Nomination Committee held one (1) telephonic meeting, at which all of the members of the then current Corporate Governance and Nomination Committee were present.

Family Relationships

There are no family relationships between any of the officers or directors of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or his association with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as may be set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Leadership Structure of the Board

The Board does not currently have a policy on whether the same person should serve as both the CEO and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Chia-Lin Simmons serves as the CEO of the Company and John Pettitt serves as Chairman of the Board and the lead independent director. The Board believes that the current leadership of the Board, when combined with the other elements of its corporate governance structure, strikes an appropriate balance between strong leadership and independent oversight of the Company’s business and affairs.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. With respect to cybersecurity risks, the Board periodically receives updates from management regarding the Company’s defense and detection capabilities, incidence response plans and employee training activities. The Compensation Committee oversees certain risks related to compensation programs, and the Corporate Governance and Nomination Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these committees periodically report to the Board regarding briefings provided by management and advisors as well as the committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks.

Hedging Policy

The Company’s insider trading policy prohibits all officers, directors of the Company and its subsidiaries, any other persons designated from time to time by the CFO as being a “Company Insider,” as well as their immediate family members, from participating in hedging or monetization transactions, such as prepaid variable forwards, equity swaps, collars, and exchange funds, involving Company securities.

DIRECTOR COMPENSATION

During the year ended December 31, 2023, each of our non-employee directors earned fees paid or to be paid in cash and stock options for serving on our Board of Directors. Such compensation was paid to each director in quarterly installments. The following table reflects all compensation awarded to and earned by the Company’s directors for the fiscal year ended December 31, 2023.

Name	Fees Earned ($)	Stock Awards ($)	Stock Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Barbara Gutierrez	65,000	—	30,002	—	—	1,707	96,709
Carine Schneider	11,550	—	—	—	—	2,289	13,839
John Pettitt	85,750	—	30,002	—	—	—	115,752
David Gust	20,000	—	—	—	—	841	20,841
Michael D’Almada-Remedios	6,222	—	—	—	—	—	6,222
Robert Curtis	63,000	—	30,002	—	—	5,837	98,839
Sherice Torres	15,750	—	10,002	—	—	—	25,752
Thomas Wilkinson	11,000	—	—	—	—	—	11,000

(1)	The directors each received stock options, which were exercisable for shares of Common Stock at an average price of approximately $3.26 per share.

(2)	The Company reimbursed its directors for travel-related expenses.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our executive officers are:

Name	Age	Position
Chia-Lin Simmons	51	President, Chief Executive Officer and Director
Mark Archer	67	Chief Financial Officer, Treasurer and Secretary

Biographical information about Chia-Lin Simmons appears above on page 7.

Mark Archer, Chief Financial Officer, Treasurer and Secretary

Mark Archer has served as the permanent CFO of the Company since February 15, 2022 and previously served as our Interim CFO from July 15, 2021 to February 15, 2022. Mr. Archer also serves as a partner at FLG Partners, a Silicon Valley CFO services and board advisory consultancy firm. Mr. Archer has over 40 years of financial and operational experience, including assignments in high growth technology and consumer products companies. Prior to joining FLG Partners in 2021, from 2017 to 2020, Mr. Archer served as Executive Vice President and CFO of Saxco International LLC, a private equity owned middle market distributor of glass and other rigid packaging solutions to the wine, beer and spirits industries. From 2016 to 2018, Mr. Archer served as President and the CEO of Swarm Technology LLC, a growth stage technology company selling hardware and software services based on IoT architecture. He has served as either Chief Financial Officer or Chief Executive Officer at a number of other public and privately held companies. Mr. Archer received both his B.S. degree in Business Administration and an M.B.A. in Finance from the University of Southern California, where he was a Presidential Scholar.

EXECUTIVE OFFICER COMPENSATION

The disclosure relating to the shares of Common Stock under this “Executive Compensation” section reflects the reverse stock split of the Common Stock that was effected by the Company on April 21, 2023.

Summary Compensation Table for Fiscal Years 2023 and 2022

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer or acted in a similar capacity and the Company’s two other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year, as required by Item 402(m)(2) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). We refer to all of these individuals collectively as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Chia-Lin Simmons, CEO(1)	2023	500,000	375,000	181,040	—	—	—	29,669	1,085,709
	2022	475,472	247,800	685,978	—	—	—	31,251	1,440,501

Mark Archer, CFO(2)	2023	572,617	—	64,240	—	—	—	28,979	665,836
	2022	530,628	—	396,944	—	—	—	16,952	944,524

(1)	Ms. Simmons was appointed the Company’s CEO and member of the Board on June 14, 2021. Ms. Simmons was granted 13,328 shares of restricted Common Stock that vest over four years commencing October 15, 2021, with a quarter to vest on the anniversary of the grant, and thereafter in quarterly amounts until the entire award has vested, so long as Ms. Simmons remains in the service of the Company. Ms. Simmons was granted 10,208 shares of restricted Common Stock that vest over four years commencing January 3, 2022, with a quarter to vest on the anniversary of the grant, and thereafter in quarterly amounts until the entire award has vested, so long as Ms. Simmons remains in the service of the Company. Ms. Simmons was granted 62,000 shares of restricted Common Stock that vest over four years commencing July 3, 2023, with a quarter to vest on the anniversary of the grant, and thereafter in quarterly amounts until the entire award has vested, so long as Ms. Simmons remains in the service of the Company.

(2)	Mr. Archer was appointed the Company’s Interim CFO on July 15, 2021, and was appointed the Company’s permanent CFO on February 15, 2022. Salary reflects compensation received by FLG Partners for Mr. Archer’s services along with his salary from the Company. Additional details regarding Mr. Archer’s compensation are summarized below under “Employment Agreements.” Mr. Archer was granted 6,470 shares of restricted Common Stock that vest over three years commencing on February 15, 2022, with a quarter to vest on July 15, 2022, with the remaining number of such shares to vest at the rate of 6.25% for each three-month period thereafter until the entire award has vested, provided, however, that if Mr. Archer terminates or ceases to provide services during such three-month period, the portion of the shares that would otherwise vest at the end thereof will vest as of Mr. Archer’s termination or cessation of services. Mr. Archer and FLG were granted 20,900 and 1,100 shares of restricted Common Stock, respectively, that vest over three years commencing on July 3, 2023, with a quarter to vest on July 3, 2024, with the remaining number of such shares to vest at the rate of 6.25% for each three-month period thereafter until the entire award has vested, provided, however, that if Mr. Archer or FLG terminates or ceases to provide services during such three-month period, the portion of the shares that would otherwise vest at the end thereof will vest as of Mr. Archer’s or FLG’s termination or cessation of services.

(3)	Amounts reported in this column reflect the grant date fair value of the restricted stock award granted during the fiscal years ended December 31, 2023, and 2022, as computed in accordance with Financial Accounting Standards Board (“FASB”) ASC 718.

(4)	Other compensation includes primarily employer-paid health insurance.

Employment Agreements

Chia-Lin Simmons

On June 14, 2021, the Company entered into an employment agreement with Chia-Lin Simmons (the “Prior Agreement”), pursuant to which she was appointed our CEO and a member of the Board, effective June 14, 2021, in consideration for an annual cash salary of $450,000. The Prior Agreement provided for incentive bonuses as determined by the Board, a one-time sign-on bonus of $50,000, and employee benefits, including health and disability insurance, in accordance with the Company’s policies, and remains in effect until her employment with the Company is terminated.

Additionally, pursuant to the Prior Agreement and as a material inducement to her acceptance of employment with the Company, the Company offered Ms. Simmons a stock award of 13,328 shares of restricted Common Stock. Such stock award was approved by the Board’s compensation committee and the shares were issued in accordance with Nasdaq Listing Rule 5635(c)(4) outside of our 2013 LTIP and our 2017 Stock Incentive Plan (“2017 SIP”), vesting over a four-year period commencing on October 15, 2021, with a quarter to vest on the anniversary of that date, and thereafter in quarterly amounts until such award has fully vested, so long as Ms. Simmons remains in the service of the Company.

On November 2, 2022, the Company executed an executive employment agreement (the “Simmons Agreement”) with Ms. Simmons, effective as of June 14, 2022, and which supersedes the Prior Agreement. The term of the Simmons Agreement commenced on June 14, 2022, and continues through and until August 31, 2025 (the “Term”), unless terminated on an earlier date pursuant to the terms set forth in the Simmons Agreement. Pursuant to the Simmons Agreement, Ms. Simmons will receive an annual base salary of $500,000 (the “Base Salary”) and will be eligible to receive an annual bonus as of such effective date (the “Annual Bonus”). The Annual Bonus will have a maximum amount of 100% of Ms. Simmons’ base salary and is contingent upon Ms. Simmons meeting certain annual goals (the “Annual Bonus Goals”) as approved by the Board. Following the close of each fiscal year, the Board’s compensation committee will determine the Annual Bonus within the guidance under the Annual Bonus Goals. The Simmons Agreement also provides that subject to the approval of the Board, Ms. Simmons will be granted restricted shares of Common Stock from time to time during the Term so that the aggregate number of such restricted shares of Common Stock held of record by Ms. Simmons at all times during the Term equals six percent (6%) of the Company’s aggregate issued and outstanding stock as of the applicable date of grant. The Simmons Agreement also provides for certain employee benefits.

Pursuant to the Simmons Agreement, if the Board terminates Ms. Simmons’ employment with Cause (as defined in the Simmons Agreement), or she resigns from the Company without Good Reason (as defined in the Simmons Agreement), then the Company shall pay the Base Salary prorated through the date of termination, at the rate in effect at the time notice of termination is given, together with accrued but unused vacation pay. In addition, Ms. Simmons will retain all of the restricted shares of Common Stock granted pursuant to the Simmons Agreement that have vested as of the date of termination. The Board also may terminate Ms. Simmons without Cause upon sixty (60) days’ written notice. If Ms. Simmons terminates such employment with Good Reason, or such employment is terminated without Cause or due to Ms. Simmons’s death or disability, Ms. Simmons would be entitled to receive the greater of (i) the balance of Base Salary and benefits still owed, and (ii) salary continuation and COBRA coverage for twelve (12) months, and would also be entitled to the target Bonus (irrespective of Annual Bonus Goals) prorated up until the date of termination and accrued but unused vacation pay, payment of both of which will be made at the time of termination, and all unvested restricted shares of Common Stock granted pursuant to the Simmons Agreement will vest in full as of such date of termination.

Mark Archer

Effective July 15, 2021, the Board appointed Mr. Archer as Interim CFO of the Company. In connection with the appointment, the Company entered into an agreement, effective July 15, 2021, with FLG Partners (the “FLG Agreement”), of which Mr. Archer is a partner, pursuant to which the Company agreed to pay FLG Partners $500 per hour for its engagement of Mr. Archer’s services as Interim CFO. The FLG Agreement also requires the Company to indemnify Mr. Archer and FLG Partners in connection with Mr. Archer’s services to the Company. The FLG Agreement has an indefinite term and is terminable by the Company or FLG Partners upon 60 days’ prior written notice.

Effective February 15, 2022, the Board appointed Mr. Archer as our permanent CFO. In connection with the appointment, the Company and FLG Partners entered into an amendment to the FLG Agreement, dated February 15, 2022 (the “Amendment”), pursuant to which the Company agreed to amend the fee payable to FLG Partners to $10,000 per week, to permit Mr. Archer to separately invoice the Company for administrative charges of $2,000 per month, payable to Mr. Archer only, and to the issuance of 6,470 restricted shares of Common Stock to Mr. Archer and 341 restricted shares of Common Stock to FLG Partners, a quarter of each such issuance to vest on July 15, 2022, with subsequent vesting at 6.25% for each three-month period thereafter. Mr. Archer did not receive any securities of the Company in connection with the FLG Agreement or the Amendment during the fiscal year ended December 31, 2021.

Other Compensation

We provide standard health insurance benefits to our executive officers, as we do with all other eligible employees. We believe these benefits are consistent with the broad-based employee benefits provided at the companies with whom we compete for talent and therefore are important to attracting and retaining qualified employees. Other than as described above, there were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by our named executive officers during the years ended December 31, 2023 and 2022. We do not have any pension or profit-sharing programs for the benefit of our directors, officers or other employees. The Board may recommend adoption of one or more such programs in the future.

We do sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code, containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Internal Revenue Code. Employees working 20 hours or more on a consistent weekly basis, and who are on our payroll and who have attained at least 18 years of age are generally eligible to participate in the plan on the first day of employment, contingent upon completion of certain onboarding tasks. Participants may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Internal Revenue Code. Pre-tax contributions by participants and the income earned on those contributions are generally not taxable to participants until withdrawn. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee’s interest in his or her pre-tax deferrals is 100% vested when contributed. The plan provides for a discretionary employer matching contribution and a discretionary employer profit sharing contribution.

Pay Versus Performance

The following table sets forth compensation information for our CEO, Chia-Lin Simmons, referred to in the tables below as the PEO, and our CFO and other named executive officer, Mark Archer, referred to in the tables below as the NEO, for purposes of comparing their respective compensation to the value of our stockholders’ investments and our net loss, calculated in accordance with SEC regulations, for the fiscal years ended December 31, 2023, 2022 and 2021.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Summary Compensation Table Total for Non-PEO NEO	Compensation Actually Paid to Non-PEO NEO	Net Income (Loss)
	(1)	(2)	(3)	(4)
2023	$1,085,709	$(482,464)	665,836	$530,751	$(17,694,271)
2022	$1,440,501	$1,440,500	$994,524	$928,996	$(6,924,965)
2021	$3,865,205	$3,865,205	360,465	360,465	$(11,707,889)

(1)	The dollar amounts reported are the amounts of total compensation reported for Ms. Simmons in the Summary Compensation Table for the fiscal years ended December 31, 2023, 2022 and 2021.

(2)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Ms. Simmons during the applicable year, but also include (i) the year-end fair value of equity awards granted during the reported year that are outstanding and unvested, (ii) the change in the fair value of equity awards that were outstanding and unvested at the end of the prior year, measured through the date on which the awards vested, or through the end of the reported fiscal year, and (iii) the fair value of equity awards that were issued and vested during the reported fiscal year. See the table under “PEO Equity Award Adjustment Breakout” below for further information.

(3)	The dollar amounts reported are the total compensation reported for our NEO in the Summary Compensation Table for the fiscal years ended December 31, 2023, 2022 and 2021.

(4)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules, for our NEO. The dollar amounts reported are the total compensation reported for our NEO in the Summary Compensation Table for the fiscal years ended December 31, 2023, 2022 and 2021, but also include (i) the year-end fair value of equity awards granted during the reported year that are outstanding and unvested, (ii) the change in the fair value of equity awards that were outstanding and unvested at the end of the prior year, measured through the date on which the awards vested, or through the end of the reported fiscal year, and (iii) the fair value of equity awards that were issued and vested during the reported fiscal year. See the table under “Non-PEO NEO Equity Award Adjustment Breakout” below for further information.

PEO Equity Award Adjustment Breakout

To calculate the amounts in the “Compensation Actually Paid to PEO” column in the table above, the following amounts were deducted from and added to (as applicable) our PEO’s “Total” compensation as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for PEO	Reported Value of Equity Awards for PEO(1)	Fair Value as of Year End for Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to PEO
2023	$1,085,709	$181,040	$181,040	$(1,121,611)	-	$(446,562)	$(482,464)
2022	$1,440,501	$685,978	$457,269	$(1,339,464)	$228,708	$1,339,464	$1,440,500
2021	$3,865,205	$3,571,897	$3,571,904	-	-	-	$3,865,205

(1)	Represents the grant date fair value of the equity awards to our PEO, as reported in the Summary Compensation Table.

Non-PEO NEO Equity Award Adjustment Breakout

To calculate the amounts in the “Compensation Actually Paid to Non-PEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the “Total” compensation of our NEO as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for Non-PEO NEO	Reported Value of Equity Awards for Non-PEO NEO(1)	Fair Value as of Year End for Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to Non-PEO NEOs
2023	$665,836	$64,240	$64,240	$(95,354)	-	$(39,731)	$530,751
2022	$944,524	$396,944	$246,331	-	$135,085	-	$928,996
2021	$360,465	-	-	-	-	-	$360,465

(1)	Represents the grant date fair value of the equity awards to our Non-PEO NEO, as reported in the Summary Compensation Table

Relationship between Pay and Performance

The Company’s operates a technology driven business and has a history of operating losses as a result of incurring substantial costs to develop and market new products. As provided in our Annual Reports on Form 10-K, such circumstances, taken together with the principles of accounting for such ownership interests, can result in the Company’s net income varying considerably from year to year. Given the nature of Company’s net income and “smaller reporting company” status, the Company does not utilize total shareholder return or net income to analyze its compensation policies. Instead, with respect to the PEO and NEO, compensation primarily includes: (i) base salary and (ii) restricted stock awards that vest and are paid subject to the PEO’s and NEO’s continued employment. Since 2021, the Company has principally oriented its compensation policies toward the Company’s success at developing and deploying new technology to remotely check, manage and monitor safety through personal emergency response systems, and the development and expansion of its presence in related markets.

Outstanding Equity Awards at 2023 Fiscal Year End

The following table provides information relating to the vested and unvested option and stock awards held by our named executive officers as of December 31, 2023. Each award to each named executive officer is shown separately, with a footnote describing the award’s vesting schedule.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable)	Number of Securities Underlying Unexercised Options (#) Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested ($)
Chia-Lin Simmons(1)(2)(3)	—	—	—	—	—	70,400	1,787,081	—	—
Mark Archer(4) (5) (6)	—	—	—	—	—	24,696	208,365	—	—

(1)	Ms. Simmons was granted 13,328 shares of restricted Common Stock that vest over four years commencing on October 15, 2021, with a quarter to vest on the anniversary of the grant date, and thereafter in quarterly amounts until the entire award has vested, so long as Ms. Simmons remains in the service of the Company for such quarter.

(2)	Ms. Simmons was granted 10,208 shares of restricted Common Stock that vest over four years commencing on January 3, 2022, with a quarter to vest on the anniversary of the grant date, and thereafter in quarterly amounts until the entire award has vested, so long as Ms. Simmons remains in the service of the Company for such quarter.

(3)	Ms. Simmons was granted 62,000 shares of restricted Common Stock that vest over four years commencing on July 3, 2023, with a quarter to vest on the anniversary of the grant date, and thereafter in quarterly amounts until the entire award has vested, so long as Ms. Simmons remains in the service of the Company for such quarter.

(4)	Mr. Archer and FLG were granted 6,470 and 341 shares of restricted Common Stock, respectively, that vest over three years commencing on February 15, 2022, with a quarter to vest on July 15, 2022, with the remaining number of such shares to vest at the rate of 6.25% for each three-month period thereafter until the entire award has vested, provided, however, that if Mr. Archer or FLG terminates or ceases to provide services during such three-month period, the portion of the shares that would otherwise vest at the end thereof will vest as of Mr. Archer’s or FLG’s termination or cessation of services.
(5)	Mr. Archer and FLG were granted 20,900 and 1,100 shares of restricted Common Stock, respectively, that vest over three years commencing on July 3, 2023, with a quarter to vest on July 3, 2024, with the remaining number of such shares to vest at the rate of 6.25% for each three-month period thereafter until the entire award has vested, provided, however, that if Mr. Archer or FLG terminates or ceases to provide services during such three-month period, the portion of the shares that would otherwise vest at the end thereof will vest as of Mr. Archer’s or FLG’s termination or cessation of services.

(6)	Amounts reflect the grant date fair value of such award granted, as computed in accordance with FASB ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described below, except compensation arrangements, since the past two fiscal years, there have been no transactions, whether directly or indirectly, between us and any of the Company’s officers, directors, beneficial owners of more than 5% of outstanding shares of Common Stock or outstanding shares of a class of voting preferred stock, or their family members, that exceeded the lesser of (i) $120,000 or (ii) one percent (1%) of the average of the Company’s total assets at year-end for the last two fiscal years.

On January 25, 2023, the Company closed a firm commitment registered public offering (the “January Offering”) pursuant to which the Company issued (i) 529,250 shares of Common Stock and 10,585,000 common stock purchase warrants (exercisable for 793,875 shares of Common Stock at a purchase price of $2.52 per share), subject to certain adjustments and (ii) 3,440,000 pre-funded common stock purchase warrants that were exercised for 172,000 shares of Common Stock at a purchase price of $0.02 per share, subject to certain adjustments and 3,440,000 warrants to purchase up to an aggregate of 258,000 shares of Common Stock at a purchase price of $2.52 per share and (iii) 815,198 additional warrants to purchase up to 61,140 shares of Common Stock at a purchase price of $2.52 per share, which additional warrants were issued upon the partial exercise by the underwriters of their over-allotment option, pursuant to an underwriting agreement, dated as of January 23, 2023 between the Company and Maxim Group LLC, as representative of the underwriters. The January Offering resulted in gross proceeds to the Company of approximately $5.2 million, before deducting underwriting discounts and commissions of 7% of the gross proceeds (3.5% of the gross proceeds in the case of certain identified investors) and estimated January Offering expenses. The investors in the January Offering included, among others, Alpha Capital Anstalt (“Alpha”) and Anson, which had interests in such offering equal to approximately 18% and 17%, respectively.

On November 21, 2023, the Company entered into each of the inducement agreements with the Holders (the “Inducement Agreements”), including each of Anson and Alpha, pursuant to which the Company induced such warrant holders to exercise for cash their warrants to purchase up to approximately 909,059 shares of Common Stock, at a lower exercise price of (x) $2.00 per share (for the common stock purchase warrants issued pursuant to a firm commitment public offering by the Company that closed on September 15, 2021 (the “Existing September 2021 Warrants”)) and (y) $2.00 per one and one-half share (for the common stock purchase warrants issued pursuant to a firm commitment public offering by the Company that closed on January 25, 2023 (the “Existing January 2023 Warrants” and together with the Existing September 2021 Warrants, the “Existing Warrants”)), during the period from the date of the Inducement Agreements until December 20, 2023. In consideration therefore and upon exercise by such holders of their respective Existing Warrants, the Company agreed to issue such holders new common stock purchase warrants as follows: (A) Series A Warrants to purchase up to a number of shares of Common Stock equal to 200% of the number of shares of Common Stock issued upon exercise of the Existing September 2021 Warrants (up to 80,732 shares), at an exercise price of $2.00 per Series A Warrant Share; and (B) Series B Warrants to purchase up to a number of shares of Common Stock equal to 200% of the number of shares of Common Stock issued upon exercise of the Existing January 2023 Warrants (up to 1,382,058 shares), at an exercise price of $2.00 per one and one-half Series B Warrant Share. Of the Series A Warrants issued, 50% consisted of Series A-1 Warrants, which are immediately exercisable and expire on the Termination Date (as defined in the Existing September 2021 Warrants) and 50% consisted of Series A-2 Warrants, which are exercisable at any time on or after the Stockholder Approval Date (as defined in the Inducement Agreements) and have a term of exercise of five and a half years from the date of the initial closing of the Inducement Agreement transactions. Of the Series B Warrants issued, 50% consisted of Series B-1 Warrants, which are immediately exercisable and expire on the Termination Date (as defined in the Existing January 2023 Warrants) and 50% consist of Series B-2 Warrants, which are exercisable at any time on or after the Stockholder Approval Date and have a term of exercise of five and a half years from the date of the initial closing. Anson exercised an aggregate of 50,000 Existing Warrants pursuant to the Inducement Agreements and received an aggregate of 75,000 Series A Warrants and 75,000 Series B Warrants, and Alpha signed the Inducement Agreements, but did not exercise any Existing Warrants.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own ten percent (10%) or more of Common Stock to file with the SEC initial reports of their ownership and reports of changes in such ownership of Common Stock. Such executive officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file pursuant to Section 16(a) of the Exchange Act. Specific due dates for such reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file such reports by such dates during fiscal year ended December 31, 2023. During the fiscal year ended December 31, 2023, we believe that all that all such reports required to be filed by our directors, executive officers and holders of more than 10% of our common stock pursuant to Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2023 were filed on a timely basis except for one Form 3 filed by former director Tom Wilkinson.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act except to the extent the Company specifically incorporates this Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three (3) broad categories:

First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters;

Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

Third, the Audit Committee reviews financial reporting, policies, procedures, and internal controls of the Company.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Audit Committee met with management and the Company’s outside auditors, including meetings with the Company’s outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to the Company’s outside auditors, the Audit Committee, among other things, discussed with BPM LLP, the Company’s independent registered public accounting firm for the 2023 fiscal year, matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the Securities and Exchange Commission.

This Audit Report has been furnished by the Audit Committee of the Board of Directors.

Barbara Gutierrez, Committee Chair

Robert Curtis

John Pettitt

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 2)

BPM LLP (“BPM”) has served as our independent registered public accounting firm since June 17, 2022, and has been appointed by the Audit Committee of the Board to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

At the Annual Meeting, the stockholders will vote on a proposal to ratify this selection of an independent registered public accounting firm. If this ratification is not approved by the affirmative vote of a majority of the shares cast at the Annual Meeting, in person or by proxy, and voting on the matter, the Board may reconsider its selection of an independent registered public accounting firm. Even if the appointment is ratified, the ratification is not binding and the Audit Committee of the Board may in its discretion select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

BPM has no interest, financial or otherwise, in our Company. We do not currently expect a representative of BPM to physically attend the Annual Meeting, however, it is anticipated that a BPM representative will be available to participate in the Annual Meeting via telephone in the event such person wishes to make a statement, or in order to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee retained BPM to audit the Company’s consolidated financial statements and the effectiveness of its internal controls as of and for the years ended December 31, 2023 and 2022. For additional information concerning the Audit Committee and its activities with BPM, see “Audit Committee Report” contained in this Proxy Statement and “Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountant” below.

Audit Fees

The aggregate audit fees billed by BPM for professional services rendered for the review of our financial statements for the three quarters and the audit for the year ended December 31, 2023, were approximately $266 thousand. The aggregate audit fees billed by BPM for professional services rendered for the review of our financial statements for the two quarters and the audit for the year ended December 31, 2022, were approximately $208.3 thousand. Prior to June 17, 2022, Marcum LLP (“Marcum”) served as the Company’s independent registered public accounting firm. The aggregate audit fees billed by Marcum for professional services rendered for the review of our financial statements for one quarter for the three months ended March 31, 2022, were approximately $23 thousand.

Audit Related Fees

The Company incurred additional audit related fees of $18.3 thousand and $25.2 thousand rendered by BPM and Marcum, respectively, for the S-3 and S-1 for the year ended December 31, 2023. The Company incurred additional audit related fees of $39.9 thousand and $72.1 thousand rendered by BPM and Marcum, respectively, for the S-1 and comfort letter for the year ended December 31, 2022.

Tax Fees

For the Company’s fiscal years ended December 31, 2023 and 2022, neither BPM nor Marcum provided any professional services for tax compliance, tax advice, and tax planning.

All Other Fees

The Company did not incur any other fees related to services rendered by our principal accountants for the fiscal years ended December 31, 2023 and 2022.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountant

Our Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of such firm with respect to such services. The Chairperson of the Audit Committee has been delegated the authority by such committee to pre-approve interim services by the independent registered public accounting firm other than the annual audit. The Chairperson of our Audit Committee must report all such pre-approvals to the entire Audit Committee at the next Audit Committee meeting.

Vote Required and Recommendation

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Articles of Incorporation, Bylaws or applicable law), the affirmative vote of a majority of all votes cast by the holders of shares of stock entitled to vote will be required for approval. Accordingly, the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock, Series C Preferred Stock and Series F Preferred Stock, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to ratify the Board’s selection of BPM as our independent registered public accountants for the fiscal year ending December 31, 2024. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 2.

At the Annual Meeting a vote will be taken on a proposal to ratify the selection of BPM as our independent registered public accountants for the fiscal year ending December 31, 2024.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF BPM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

(Proposal No. 3)

Summary

As required by Section 14A of the Exchange Act, the Board is holding a non-binding advisory vote seeking approval of the compensation of the Company’s named executive officers, as disclosed in the “Executive Officer Compensation” portion of this Proxy Statement. This proposal, commonly known as “Say-on-Pay,” gives our stockholders the opportunity to indicate their support or lack of support for the Company’s fiscal year 2023 compensation practices and programs for the Company’s named executive officers by voting on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed herein pursuant to Item 402 of Regulation S-K, including the compensation tables, related footnotes and narrative discussion, is hereby APPROVED.

As described in the “Executive Officer Compensation” section of this Proxy Statement, the Company has established compensation programs that are designed to attract and retain key employees and reward those employees for the short-term and long-term performance of the Company.

We encourage stockholders to review the information set forth above under “Executive Officer Compensation”, including the related tabular and narrative disclosure.  This vote is intended to provide an overall assessment of our executive compensation program rather than to focus on any specific item of compensation. Our compensation strategy for our named executive officers is as follows:

●	Our goal is to attract, motivate, and retain key executives and to reward executives for value creation;

●	To recognize and reward excellence in an executive’s performance in the furtherance of our goals and objectives without undertaking unnecessary or excessive risks; and

●	This process of determining compensation is not a mechanical process, and our Board has used its judgment and experience and has worked with our Compensation Committee to determine the appropriate mix of compensation for each individual.

Vote Required and Recommendation

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Articles of Incorporation, Bylaws or applicable law), the affirmative vote of a majority of all votes cast by the holders of shares of stock entitled to vote will be required for approval. Accordingly, the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock, Series C Preferred Stock and Series F Preferred Stock, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to approve the advisory resolution on the compensation of the Company’s named executive officers. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 3.

Because the vote is advisory, it will not be binding upon the Company, the Board or the Compensation Committee and neither the Company, the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will carefully consider the outcome of this vote when considering future executive compensation arrangements.

The Company currently intends to hold the next non-binding advisory vote to approve the compensation of its named executive officers at the 2027 Annual Meeting, unless the Board modifies its policy of holding this vote on an annual basis, particularly after considering the results of Proposal No. 4 (Non-Binding Advisory Vote on the Frequency of the Stockholders’ Advisory Resolution on the Compensation of the Company’s Named Executive Officers).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

NON-BINDING ADVISORY RESOLUTION ON THE FREQUENCY OF THE STOCKHOLDERS’ ADVISORY RESOLUTION ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

(Proposal No. 4)

Summary

Section 14A of the Exchange Act and the SEC’s rules promulgated thereunder require that we include in this Proxy Statement a non-binding stockholder vote to advise on whether the Say-on-Pay vote should occur every one (1) year, two (2) years, or three (3) years. You have the option to vote for any one of the three options, or to abstain from voting, with respect to the following resolution:

RESOLVED, that the stockholders determine whether the preferred frequency of a non-binding advisory vote on executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every year, every two years or every three years.

The Board has determined that a stockholder advisory vote on executive compensation every three (3) years is the best approach for the Company based on a number of considerations, including the following:

●	Our compensation program is designed to induce performance over a multi-year period. A vote held every three (3) years would be more consistent with, and provide better input on, the long-term compensation of our named executive officers;

●	A three-year vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote and to implement any desired changes to our executive compensation policies and procedures; and

●	A three-year vote cycle will provide stockholders sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcomes of the Company.

Vote Required and Recommendation

For this proposal, a stockholder may: (i) vote in favor of every 1 YEAR as the frequency that future advisory votes on executive compensation are held, (ii) vote in favor of every 2 YEARS as the frequency that future advisory votes on executive compensation are held; (iii) vote in favor of every 3 YEARS as the frequency that future advisory votes on executive compensation are held, or (iv) “ABSTAIN” from voting on the proposal. Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by applicable law, our Articles of Incorporation or our Bylaws), the affirmative vote of a majority of all votes cast by the holders of shares of stock entitled to vote will be required for approval. Our Articles of Incorporation do not require cumulative voting. Accordingly, the frequency receiving the highest number of votes at the Annual Meeting will be the frequency selected for the resolution approved by our stockholders. Only shares that are voted in favor of a particular frequency will be counted. Shares present at the Annual Meeting that are not voted for a particular frequency or shares present by proxy where the stockholder properly abstained from voting for such frequency will not be counted toward such frequency’s achievement of a plurality. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 4.

Although the advisory vote is non-binding, the Company, our Board and the Compensation Committee will take into account the outcome of the vote when making future decisions about how often to conduct advisory votes on the Company’s executive compensation policies and procedures. The Company’s stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in years when the votes on advisory resolutions on the compensation of named executive officers do not occur. For example, as discussed under “Stockholder Communications with the Board”, the Company provides stockholders an opportunity to communicate directly with the Board, including on issues of executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO CONDUCT A NON-

BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE (3) YEARS.

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF THE WARRANTS

(Proposal No. 5)

Summary

The purpose of Proposal No. 5 is to obtain the stockholder approval necessary under applicable Nasdaq rules to ratify and approve the issuance of all shares of Common Stock upon full exercise of the Series A-2 Warrants and the Series B-2 Warrants issued to the Holders pursuant to the Inducement Agreements.

Background

On November 21, 2023, the Company entered into Inducement Agreements with each of the Holders of Existing Warrants, whereby the Holders agreed to exercise for cash their Existing Warrants to purchase up to approximately 909,059 shares of Common Stock, at an exercise price of (x) $2.00 per share for the Existing September 2021 Warrants and (y) $2.00 per one and one-half share for the Existing January 2023 Warrants, during the period from the date of the Inducement Agreements until 7:30 a.m., Eastern Time, on December 20, 2023.

In consideration of the Holders’ agreement to exercise the Existing Warrants in accordance with the Inducement Agreements, the Company agreed to: (A) issue Series A Warrants to purchase a number of shares of Common Stock equal to 200% of the Series A Warrant Shares to Holders of Existing September 2021 Warrants, at an exercise price of $2.00 per Series A Warrant Share; and (B) issue Series B Warrants to purchase a number of shares of Common Stock equal to 200% of Series B Warrant Shares (together with the Series A Warrant Shares, the “New Warrant Shares”) to Holders of Existing January 2023 Warrants, at an exercise price of $2.00 per one and one-half Series B Warrant Share. Of the Series A Warrants, 50% are immediately exercisable and expire on the Termination Date and 50% are exercisable at any time on or after the Stockholder Approval Date, and have a term of exercise of five and a half years from the date of the initial closing of the transactions contemplated by the Inducement Agreements. Of the Series B Warrants, 50% are immediately exercisable and expire on the Termination Date and 50% are exercisable at any time on or after the Stockholder Approval Date and have a term of exercise of five years and a half years from the date of the initial closing of the transactions contemplated by the Inducement Agreements.

Further, pursuant to the Inducement Agreements, the Company agreed to file a registration statement to register the resale of the New Warrant Shares upon exercise of the New Warrants (the “Resale Registration Statement”) on or before thirty (30) days from the initial closing of the transactions contemplated by the Inducement Agreements, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within ninety (90) days following the date of filing the Resale Registration Statement. The Resale Registration Statement was filed on December 26, 2023 and the SEC declared it effective on January 10, 2024. Additionally, pursuant to the Inducement Agreements, the Company agreed to hold an annual or special meeting of stockholders on or prior to the date that is one hundred eighty (180) days following the initial closing of the transactions contemplated by the Inducement Agreements for the purpose of obtaining stockholder approval of such transactions.

The exercise price and the number of shares of Common Stock issuable upon exercise of each New Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of New Warrants will be entitled to receive, upon exercise of the New Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the New Warrants immediately prior to the fundamental transaction.

The Company may not effect the exercise of New Warrants, and the applicable Holder will not be entitled to exercise any portion of any such New Warrants, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such New Warrants (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

In addition, pursuant to the Inducement Agreements, and subject to certain exceptions, the Company has agreed: (i) until the earlier of 30 days from the initial closing of the transactions contemplated by the Inducement Agreements or the Stockholder Approval Date, not to issue Common Stock or Common Stock Equivalents (as defined in the Inducement Agreements) and (ii) until the date that is six months from the date of the Inducement Agreements, not to enter into or effect any issuance of Common Stock or Common Stock Equivalents involving a Variable Rate Transaction (as defined in the Inducement Agreements).

The New Warrants issued to the Holders were issued pursuant to an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act. The Company’s obligation to issue shares of Common Stock upon exercise of any of the Series A-2 Warrants and the Series B-2 Warrants is expressly conditioned upon stockholder approval of this Proposal No. 5.

Effect of Issuance of Additional Securities

The issuance of the securities described in this Proposal No. 5 would result in the issuance of over 20% of the Company’s outstanding shares of Common Stock on a pre-transaction basis. As such, for so long as the Holders beneficially own a significant amount of shares of our Common Stock, it could significantly influence future Company decisions. Our stockholders will incur dilution of their percentage ownership to the extent that the Holders fully exercise the Series A-2 Warrants and the Series B-2 Warrants.

Nasdaq Marketplace Requirements and the Necessity of Stockholder Approval

The Common Stock is currently listed on the Nasdaq Capital Market and, as such, the Company is subject to Nasdaq’s rules. Nasdaq Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Shares of Common Stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value. The Company believes that the issuance of all shares of Common Stock upon full exercise of the Series A-2 Warrants and the Series B-2 Warrants requires stockholder approval.

If our stockholders do not approve this Proposal No. 5, the Series A-2 Warrants and the Series B-2 Warrants will not be exercisable in a manner that complies with Nasdaq Rule 5635(d).

Additional Information

This summary is intended to provide you with basic information concerning the Inducement Agreements and the Warrants. The full text of each of the form of the Inducement Agreements and the Warrants were filed as exhibits to our Current Report on Form 8-K, as amended, filed with the SEC on November 21, 2023.

Vote Required and Recommendation of Board

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Articles of Incorporation, Bylaws or applicable law), the affirmative vote of a majority of all votes cast by the holders of shares of stock entitled to vote will be required for approval. Accordingly, the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock, Series C Preferred Stock and Series F Preferred Stock, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to approve the issuance of Common Stock upon exercise of the Warrants. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 5.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE ISSUANCE OF SHARES
OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS.

FUTURE STOCKHOLDER PROPOSALS

In order for a shareholder proposal to be eligible to be included in our Proxy Statement and proxy card for our 2025 annual meeting of stockholders (the “2025 Annual Meeting”), the proposal must be submitted to our Corporate Secretary at our principal offices, on or before November 14, 2024 and concern a matter that may be properly considered and acted upon at the annual meeting in accordance with Rule 14a-8 under the Exchange Act. If we hold our 2025 Annual Meeting more than 30 days before or after May 22, 2025 (the one-year anniversary date of the Annual Meeting), we will disclose the new deadline by which stockholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act and with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act (“Non-Rule 14a-8 Proposals”) in connection with the 2025 Annual Meeting must be received by the Company by November 14, 2024 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Company’s proxy related to the 2025 Annual Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after November 14, 2024.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock, Series C Preferred Stock or Series F Preferred Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders following the original solicitation.

OTHER BUSINESS

The Board knows of no other items that are likely to be brought before the Annual Meeting except those that are set forth in the foregoing Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this Proxy Statement the information that we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to such information. Information that is incorporated by reference is considered to be part of this Proxy Statement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this Proxy Statement, and will be considered to be a part of this Proxy Statement from the date such information is filed. We have filed with the SEC and incorporate by reference in this Proxy Statement, except as superseded, supplemented or modified by this Proxy Statement, the documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April __, 2024; and

●	our Current Report on Form 8-K filed with the SEC on January 26, 2024.

We also incorporate by reference into this Proxy Statement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the Annual Meeting (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this Proxy Statement is deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

Copies of these filings are also available on our website at https://investors.logicmark.com/financial-information/sec-filings.

Proxies may be solicited by directors, executive officers, and other employees of the Company in person or by telephone or mail only for use at the Annual Meeting or any adjournment thereof. The Company has retained Alliance Advisors, LLC to assist with the solicitation of proxies for a project management fee of $10,000 plus reimbursement for out-of-pocket expenses. All solicitation costs will be borne by the Company.

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It is important that the proxies be returned promptly and that your shares of Common Stock, Series C Preferred Stock and/or Series F Preferred Stock be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card.

__________, 2024	By Order of the Board of Directors,

Mark Archer
Chief Financial Officer

PROXY LogicMark, Inc. Proxy for Annual Meeting of Stockholders on May 22, 2024 Solicited on Behalf of the Board of Directors Revoking all prior proxies, the undersigned hereby appoints Mark Archer as attorney - in - fact and agent of the undersigned, with full power of substitution, to act as proxy to vote all of the shares of Common Stock, par value $0.0001 per share, Series C Non - Convertible Voting Preferred Stock, par value $0.0001 per share, and Series F Convertible Preferred Stock (voting on an as - converted to Common Stock basis), as applicable, which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders (the “Annual Meeting”) of LogicMark, Inc. (the “Company”), to be held at the offices of Sullivan & Worcester LLP, 1633 Broadway, 32 nd Floor, New York, NY 10019, on May 22, 2024 at 11:00 a.m. Eastern Time, and to otherwise represent the undersigned at the Annual Meeting, and at any adjournments or postponements thereof. PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 22 , 2024 AT 11 : 00 A . M . EASTERN TIME AT THE OFFICES OF SULLIVAN & WORCESTER LLP AT 1633 BROADWAY, 32 ND FLOOR, NEW YORK, NY 10019 . տ You are encouraged to specify your choice for each proposal by marking the appropriate box, SEE REVERSE SIDE . Shares represented by this proxy will be voted as directed by the stockholder . IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXY WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF EACH OF THE DIRECTORS IN PROPOSAL NO . 1 , FOR PROPOSAL NOS . 2 , 3 , AND 5 , TO SELECT THREE YEARS FOR PROPOSAL NO . 4 , AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING . The proxy cannot vote your shares unless you sign and return this card . (Continued and to be marked, dated, and signed on the other side) ⯅ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ⯅ Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 22, 2024. The Proxy Statement and our 2023 Annual Report on Form 10 - K are also available at: http://www.viewproxy.com/LGMK/2024

⯅ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ⯅ DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) Please mark your votes like this ց The Board of Directors recommends that you vote FOR each of the directors below ; FOR proposal nos . 2 , 3 , and 5 ; and for THREE YEARS for proposal no . 4 . Proposal 1. Election of Directors WITHHELD FOR NOMINEES: տ տ (1) Chia - Lin Simmons տ տ (2) Robert Curtis տ տ (3) John Pettitt տ տ (4) Barbara Gutierrez տ տ (5) Carine Schneider Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) տ CONTROL NUMBER Proposal 2 . Ratification of BPM LLP as the Company’s independent registered public accountants for the fiscal year ending December 31 , 2024 . FOR տ AGAINST տ ABSTAIN տ Proposal 3 . Non - binding advisory resolution on the compensation of the Company’s named executive officers . FOR տ AGAINST տ ABSTAIN տ Proposal 4 . Non - binding advisory resolution on the frequency of the stockholders’ advisory resolution on the compensation of the Company’s named executive officers . 3 YEARS տ 2 YEARS տ 1 YEAR տ ABSTAIN տ Proposal 5 . The issuance of 20 % or more of the outstanding shares of the Company’s common stock, par value, $ 0 . 0001 per share, upon exercise of the Company’s Series A - 2 common stock purchase warrants and the Company’s Series B - 2 common stock purchase warrants, issued to certain holders pursuant to certain inducement agreements, dated as of November 21 , 2023 , by and between the Company and each such holder . FOR տ AGAINST տ ABSTAIN տ To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Date Signature Signature (Joint Owners) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by an authorized officer. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 - digit control number ready when voting at the Annual Meeting or when granting a proxy to vote by Internet or Telephone. VOTE IN PERSON MAIL TELEPHONE INTERNET If you would like to vote in person, please attend the Annual Meeting to be held on May 22, 2024 at 11:00 a.m. Eastern Time. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage - paid envelope provided. Vote Your Proxy by Phone: Call 1 (866) 804 - 9616 Use any touch - tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy on the Internet: Go to www.AALvote.com/LGMK Have your proxy card available when you access the above website. Follow the prompts to vote your shares.